QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Plum Creek Timber Company, Inc. of our report dated January 23, 2001 relating to the financial statements, which appears in the Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the references to us under the headings "Experts" in such Registration Statement.

/s/  PricewaterhouseCoopers LLP

Seattle, Washington
November 8, 2001

QuickLinks

CONSENT OF INDEPENDENT ACCOUNTANTS